EXHIBIT 99.1

Capstone Turbine Announces Third Quarter Fiscal Year 2015 Operating Results

Record Quarterly Gross Margin Percentage - 20.3%

CHATSWORTH, Calif., Feb. 5, 2015 (GLOBE NEWSWIRE) -- Capstone Turbine Corporation (Nasdaq:CPST), the world's leading clean technology manufacturer of microturbine energy systems, today announced its financial results for the third quarter of fiscal year 2015 ended December 31, 2014.

Third Quarter 2015 Highlights

  Revenue of $30.1 million, product revenue of $22.5 million
  Gross margin of $6.1 million, or 20.3% of revenue
  Record product backlog of $175.5 million and record Factory Protection Plan (FPP) backlog of $61.0 million as of December 31, 2014
  Cash balance increased to $40.9 million as of December 31, 2014

President and Chief Executive Officer Darren Jamison commented, "We delivered the highest quarterly gross margin percentage in the history of Capstone during the third quarter, despite a 19% decline in revenue year-over-year driven by continuing global macroeconomic headwinds and the strong U.S. dollar. This is a performance milestone that underscores the operational transformation and cost structure improvements that we have implemented over the past several years. In addition, the advancements in our aftermarket services business have led to lower warranty expense and a decrease in reliability repair as the C200 and C1000 Series product continues to mature. We now have a record level of Factory Protection Plan (FPP) backlog, representing 26% of our record total product and FPP backlog at December 31, 2014, and the margins on our FPP contracts continue to improve. Our distribution channels get stronger every quarter, our cash balance remains very healthy, and we are experiencing pockets of strength in key geographic and vertical markets. Even as global macroeconomic forces continue to impact our business, these company-specific trends bode well for our performance going forward."

Third Quarter 2015 Financial Summary

Revenue for the third quarter of Fiscal 2015 was $30.1 million, compared to $32.2 million for the second quarter of Fiscal 2015, and $37.0 million for the third quarter of Fiscal 2014.

Capstone's product backlog as of December 31, 2014 was $175.5 million, compared to $172.3 million at September 30, 2014, and $160.4 million at December 31, 2013.

Gross margin for the third quarter of Fiscal 2015 was $6.1 million, or 20.3% of revenue, compared to $5.2 million, or 16.3% of revenue, for the second quarter of Fiscal 2015, and $7.3 million, or 19.8% of revenue, for the third quarter of Fiscal 2014.

Research and development expenses were $2.4 million for the third quarter of Fiscal 2015, compared to $2.1 million for the second quarter of Fiscal 2015, and $2.3 million for the third quarter of Fiscal 2014.

Selling, general and administrative expenses were $7.5 million for the third quarter of Fiscal 2015, compared to $9.5 million for the second quarter of Fiscal 2015 and $7.0 million for the third quarter of Fiscal 2014.

Capstone's net loss was $3.9 million, or $0.01 loss per share, for the third quarter of Fiscal 2015, compared to a net loss of $6.5 million, or $0.02 loss per share, for the second quarter of Fiscal 2015, and a net loss of $2.2 million, or $0.01 loss per share, for the third quarter of Fiscal 2014.  Capstone's loss from operations for the third quarter of Fiscal 2015 was $3.8 million, compared to $6.4 million for the second quarter of Fiscal 2015, and $1.9 million for the third quarter of Fiscal 2014.

Liquidity and Capital Resources

At December 31, 2014, cash and cash equivalents totaled $40.9 million, compared to $40.8 million at September 30, 2014, and $31.6 million at December 31, 2013.

During the quarter ended December 31, 2014, cash used in operating activities was $1.8 million and capital expenditures totaled $0.2 million. This compares to cash used in operating activities of $3.8 million and $0.2 million in capital expenditures during the quarter ended December 31, 2013.

Conference Call and Webcast

The Company will host a conference call today, February 5, 2015, at 1:45 p.m. Pacific Time (4:45 p.m. Eastern). Access to the live broadcast and a replay of the webcast will be available for 30 days through the Investor Relations page on the Company's website: www.capstoneturbine.com.

About Capstone Turbine Corporation

Capstone Turbine Corporation (www.capstoneturbine.com) (Nasdaq:CPST) is the world's leading producer of low-emission microturbine systems, and was the first to market commercially viable microturbine energy products. Capstone Turbine has shipped approximately 8,000 Capstone Microturbine systems to customers worldwide. These award-winning systems have logged millions of documented runtime operating hours. Capstone Turbine is a member of the U.S. Environmental Protection Agency's Combined Heat and Power Partnership, which is committed to improving the efficiency of the nation's energy infrastructure and reducing emissions of pollutants and greenhouse gases. A UL-Certified ISO 9001:2008 and ISO 14001:2004 certified company, Capstone is headquartered in the Los Angeles area with sales and/or service centers in the New York Metro Area, Mexico City, United Kingdom, Shanghai and Singapore.

"Capstone" and "Capstone MicroTurbine" are registered trademarks of Capstone Turbine Corporation. All other trademarks mentioned are the property of their respective owners.

The Capstone Turbine Corporation logo is available here.

Forward-Looking Statements

This press release contains "forward-looking statements," as that term is used in the federal securities laws, about improved performance in spite of macroeconomic forces; aftermarket service advancements; growth in backlog; improved distribution channels; healthy cash balance and growth of key markets. Forward-looking statements may be identified by words such as "expects," "objective," "intend," "targeted," "plan" and similar phrases. These forward-looking statements are subject to numerous assumptions, risks and uncertainties described in Capstone's Form 10-K, Form 10-Q and other recent filings with the Securities and Exchange Commission that may cause Capstone's actual results to be materially different from any future results expressed or implied in such statements. Capstone cautions investors not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Capstone undertakes no obligation, and specifically disclaims any obligation, to release any revisions to any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

 – Financial Tables Follow –

CAPSTONE TURBINE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	December 31,	March 31,
	2014	2014
ASSETS
Current Assets:
Cash and cash equivalents	$ 40,890	$ 27,859
Accounts receivable, net of allowances of $5,311 at December 31, 2014 and $2,246 at March 31, 2014	21,580	28,019
Inventories	24,896	18,102
Prepaid expenses and other current assets	3,207	2,217
Total current assets	90,573	76,197
Property, plant and equipment, net	3,162	2,891
Non-current portion of inventories	2,546	2,938
Intangible assets, net	1,423	1,790
Other assets	318	302
Total	$ 98,022	$ 84,118

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$ 23,452	$ 28,577
Accrued salaries and wages	1,443	1,883
Accrued warranty reserve	2,797	2,965
Deferred revenue	6,596	2,657
Revolving credit facility	14,345	13,228
Current portion of notes payable and capital lease obligations	559	444
Total current liabilities	49,192	49,754
Long-term portion of notes payable and capital lease obligations	125	201
Other long-term liabilities	144	70
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $.001 par value; 10,000,000 shares authorized; none issued
Common stock, $.001 par value; 515,000,000 shares authorized; 331,564,082 shares issued and 330,308,204 shares outstanding at December 31, 2014; 311,520,567 shares issued and 310,377,293 shares outstanding at March 31, 2014	332	312
Additional paid-in capital	837,209	805,342
Accumulated deficit	(787,466)	(770,231)
Treasury stock, at cost; 1,255,878 shares at December 31, 2014 and 1,143,274 shares at March 31, 2014	(1,514)	(1,330)
Total stockholders' equity	48,561	34,093
Total	$ 98,022	$ 84,118

CAPSTONE TURBINE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenue	$30,084	$37,003	$85,592	$96,667
Cost of goods sold	23,978	29,668	70,827	81,117
Gross margin	6,106	7,335	14,765	15,550
Operating expenses:
Research and development	2,355	2,267	6,737	6,558
Selling, general and administrative	7,508	6,991	24,815	21,200
Total operating expenses	9,863	9,258	31,552	27,758
Loss from operations	(3,757)	(1,923)	(16,787)	(12,208)
Other (expense) income	(31)	(2)	50	(22)
Interest expense	(134)	(176)	(421)	(538)
Change in fair value of warrant liability	—	—	—	10
Loss before income taxes	(3,922)	(2,101)	(17,158)	(12,758)
Provision for income taxes	13	88	77	117
Net loss	$ (3,935)	$ (2,189)	$ (17,235)	$ (12,875)

Net loss per common share—basic and diluted	$ (0.01)	$ (0.01)	$ (0.05)	$ (0.04)

Weighted average shares used to calculate net loss per common share	330,248	308,407	327,315	306,044

CONTACT: Investor and Investment Media Inquiries:

         818-407-3628
         ir@capstoneturbine.com